DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT ("Agreement") is made as of this ____ day of _____________, 1996, between COLONIAL DOWNS, L.P., a Virginia limited partnership ("Colonial Downs"), and DELMARVA PROPERTIES, INC., a Virginia corporation ("Delmarva").


Recitals

         A. Delmarva and Chesapeake Forest Products Company ("Chesapeake Forest") each own a portion of, and are the developers of, approximately 3,165 acres of land in New Kent County, Virginia. Chesapeake Forest and Delmarva have agreed to convey, in the aggregate, approximately 345 acres of the property to Colonial Downs for use as a race track.

         B. The parties hereto desire to provide for the orderly and mutually beneficial development of their respective projects, all as more particularly set forth below.


Agreement

         In consideration of the sum of ten dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The following capitalized terms shall have the meanings set forth below:

                  1.1 Agreement: This Agreement, together with the exhibits and other documents, illustrations and drawings attached hereto or incorporated herein by reference.

                  1.2 Approved Plans: The plans, specifications, drawings and elevations of the Track Project attached hereto as Exhibit A.

                  1.3 Construction Costs: All soft and hard costs incurred in connection with the designated project, including (i) the cost of all applications, permits, approvals, letters of credit, bonds, insurance, professional fees (surveying, engineering and legal), construction management fees paid to non-affiliates, and inspection fees, (ii) the costs of all clearing, site preparation, excavation, materials and construction, (iii) the cost of all necessary off-site easements and dedications, and (iv) all other costs required by contracts or plans and


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specifications which are necessary to obtain state and County approvals.

                  1.4 County: New Kent County, Virginia.

                  1.5 Effective Date: The date this Agreement is executed by the last party to execute this Agreement as evidenced by the date following each party's signature. If no date is inserted following a party's signature, that party shall be deemed to have executed this Agreement on the date set forth in the first paragraph of this Agreement.

                  1.6 Entrance Road: The proposed road generally located between points ER1 and ER2 on the Road Plan, including the curb, gutter, storm sewer, signage, traffic signalization, landscaping, lighting and irrigation facilities appurtenant to that road, and together with the acceleration and deceleration lanes along the Loop Road.

                  1.7 Entry Agreement: The Right of Entry and Indemnification Agreement dated as of January 1, 1995, among Colonial Downs, Delmarva and Chesapeake Forest, as subsequently amended and extended, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.

                  1.8 Lines: The Water Lines and the Sanitary Sewer Lines, collectively.

                  1.9 Loop Road: The proposed road generally located between points LR1 and LR2 on the Road Plan, including the curb, gutter, storm sewer, landscaped median, signage, traffic signalization, landscaping, lighting and irrigation facilities appurtenant to that road, and together with the acceleration and deceleration lanes facilitating access to and from State Route 155.

                  1.10 Maintenance Road: The proposed road generally located between points MR1 and MR2 on the Road Plan, including the curb, gutter, storm sewer, signage, traffic signalization, landscaping, lighting and irrigation facilities appurtenant to that road, and together with the acceleration and deceleration lanes facilitating access to and from the Loop Road.

                  1.11 Option Property. The property described in Exhibit C attached hereto and incorporated herein by this reference.

                  1.12 Parcels. The Track Parcel and the Remaining Land.

                  1.13 Property: The real property owned by Chesapeake Forest and Delmarva containing approximately 3,165 acres of land


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located in New Kent County, Virginia and generally shown on Exhibit D attached hereto.

                  1.14 Remaining Land: The Property less the Track Parcel.

                  1.15 Roads: The Loop Road, the Entrance Road and the Maintenance Road, collectively.

                  1.16 Road Plan: Shall refer to the general drawing of the Property attached hereto as Exhibit E.

                  1.17 Sanitary Sewer Lines: All lines, pipes, pump stations, treatment facilities, improvements or construction of any nature necessary to provide a fully operational, "turnkey" sanitary sewer system providing sanitary sewer service and gray water service in at least the capacities set forth in the Water/Sewer Analysis.

                  1.18 Survey: The Survey attached hereto as Exhibit F dated October 15, 1996, entitled "A Compiled Plat of a Parcel of Land Lying South of I-64, New Kent, Virginia" prepared by Resource International, Inc.

                  1.19 Track Parcel: That certain parcel of land generally described on the Survey.

                  1.20 Track Project: The horse racing track, grandstand, barns and related facilities that Colonial Downs proposes to construct on the Track Parcel.

                  1.21 Utilities and Road Specifications: Shall refer to Exhibit G attached hereto.

                  1.22 VDOT: Virginia Department of Transportation.

                  1.23 Water Lines: All lines, pipes, improvements or construction of any nature necessary to provide a fully operational, "turnkey" water system providing potable water service in at least the capacities set forth in the Water/Sewer Analysis.

                  1.24 Water/Sewer Analysis: Shall refer to Exhibit H attached hereto and entitled "Colonial Downs, Water Supply & Wastewater Disposal Analysis, Summary of Seasonal Needs, August 20, 1996 (10:33)".

         2.       Construction of Sanitary Sewer and Water Lines.

                  2.1 Sanitary Sewer Lines.


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                           2.1.1 To Track Project. Delmarva shall construct the
Sanitary Sewer Line to Point A as shown on the Road Plan extending ten feet beyond the boundary line of the Track Parcel according to plans and specifications to be reviewed by Colonial Downs and Delmarva and approved by the County. The Sanitary Sewer Lines shall be designed substantially in accordance with the specifications set forth in the Utilities and Road Specifications. Delmarva shall prepare and/or obtain all plans, permits, approvals, bonds, letters of credit and easements required for that work and shall perform such work in accordance with all applicable laws, regulations and ordinances. Colonial Downs shall be responsible for the extension of sanitary sewer service from Point A to the improvements on the Track Parcel. Colonial Downs acknowledges that, due to the proposed location of the Sanitary Sewer Lines and the topography of the Track Parcel, Colonial Downs will be required to install at its expense pumping equipment to transmit sewage from the improvements on the Track Parcel to the waste water treatment plant to be constructed by Delmarva generally in the location shown on the Road Plan.

                           2.1.2 Easements and Capacity. The Sanitary Sewer
Lines shall provide the Track Project with the minimum capacities set forth in the Water/Sewer Analysis. Delmarva shall grant to the County, and shall cause Chesapeake Forest to convey to the County, such temporary and permanent easements for the construction, use and maintenance of the Sanitary Sewer Lines as shall be reasonably required by the County.

                           2.1.3 Completion Date. Delmarva shall use reasonable
and diligent efforts to cause the Sanitary Sewer Lines to be fully operational by June 1, 1997, and shall use reasonable efforts to have the Sanitary Sewer Lines accepted by the County for operation and perpetual maintenance by June 1, 1997.

                  2.2      Water Lines.

                           2.2.1 To Track Project. Delmarva shall construct the
Water Lines to Point B as shown on the Road Plan extending ten feet beyond the boundary line of the Track Parcel according to plans and specifications to be reviewed by Colonial Downs and Delmarva and approved by the County. The Water Lines shall be designed substantially in accordance with the specifications set forth in the Utilities and Road Specifications. Delmarva shall prepare and/or obtain all plans, permits, approvals, bonds, letters of credit and easements required for that work and shall perform such work in accordance with all applicable laws, regulations and ordinances.

                           2.2.2 Easements and Capacity. The Water Lines shall
provide the Track Project with the minimum capacities set forth in the Water/Sewer Analysis. Delmarva shall grant to the

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County, and shall cause Chesapeake Forest to grant to the County, such temporary and permanent easements for the construction, use and maintenance of the Water Lines as shall be reasonably required by the County.

                           2.1.3 Completion Date. Delmarva shall use reasonable
and diligent efforts to cause the Water Lines to be fully operational by June 1, 1997, and shall use reasonable and diligent efforts to have the Water Lines accepted by the County for operation and perpetual maintenance by June 1, 1997. If requested by Colonial Downs, Delmarva shall provide the Track Project with a temporary water supply for irrigation purposes; provided, however, Delmarva shall not be required to provide such facilities prior to February 1, 1997.

                           2.2.4 Fire Flow Pump. Any pump station required on
the Track Parcel to service the fire suppression system serving the Track Project shall be installed by Colonial Downs at no expense to Delmarva. If requested by Colonial Downs, Delmarva shall permit Colonial Downs to expand the capacity of Delmarva's water storage and/or pumping facilities to satisfy in whole or in part the fire suppression needs of the Track Parcel. Delmarva shall have no responsibility for the Construction Costs of such expansion work. The completion date for the Water Lines shall be extended for a period of time equal to any delay caused by Colonial Downs' request for an elevated water storage facility.

                  2.3 Construction Costs and User Fees for Water and Sanitary Sewer Lines.

                           2.3.1 Reimbursement Amount. Colonial Downs shall
reimburse Delmarva for one hundred percent (100%) of the Construction Costs of the Water Lines and the Sanitary Sewer Lines, but not to exceed a total cost to Colonial Downs of Four Hundred Eighty-Five Thousand and No/100 Dollars ($485,000.00) with respect to the Sanitary Sewer Lines and Five Hundred Thousand and No/100 Dollars ($500,000.00) with respect to the Water Lines for a total combined cost to Colonial Downs of Nine Hundred Eighty-Five Thousand and No/100 Dollars ($985,000.00) (the "Reimbursement Amount").

                           2.3.2 Conditions to First Disbursement. As a
condition to Colonial Downs' obligation to make any disbursement of the Reimbursement Amount to Delmarva, all of the following conditions shall have been satisfied: (a) Colonial Downs shall have received written confirmation from the County or other evidence acceptable to Colonial Downs and its lender that the County has approved the construction plans for the Lines and that all permits and approvals required for the construction of the Lines have been issued by the local and state governmental agencies having jurisdiction over the same, and (b) Colonial


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Downs shall have received an itemized construction budget illustrating in such detail as may be reasonably required by Colonial Downs, its lender and title insurance company, the total Construction Costs for the Lines.

                           2.3.3 Procedure for Interim Disbursements. The
Reimbursement Amount shall be paid by Colonial Downs to Delmarva in monthly disbursements. As a condition to each disbursement, Colonial Downs shall have received: (i) lien waivers evidencing payment in full through the date for which payment is requested in a form required by Colonial Downs and its title insurance company from all contractors and vendors providing labor and/or materials, (ii) an updated cost breakdown showing the actual cost of the work completed in a dollar amount and as a percentage of the total estimated Construction Costs for the Lines; and (iii) written confirmation from Delmarva's engineer or architect that the work, materials and supplies for which payment is sought have been installed in an acceptable manner and that the percentage of work completed and materials supplied does not exceed the percentage of the sum of the Reimbursement Amount previously disbursed by Colonial Downs to Delmarva, the retainage held by Colonial Downs and the disbursement requested by Delmarva. Disbursements will be made by Colonial Downs on or before the fifteenth (15th) day of the month following the month in which all of the conditions to the disbursement have been satisfied. The 25th day of each month shall be deemed the end of the month for the purposes of this Paragraph 2.3.3. Each disbursement shall be subject to a ten percent (10%) retainage as to all Construction Costs.

                           2.3.4 Final Disbursement. As a condition to Colonial
Down's final disbursement of the Reimbursement Amount (including any retainage), the following conditions shall have been satisfied: (a) the Lines shall have been completed with no punchlist work yet to be performed unless funds to pay for the cost of such work are available to Colonial Downs by means of a letter of credit, bond, retainage or other assurance acceptable to Colonial Downs and its lender; (b) Colonial Downs shall have received written evidence reasonably acceptable to Colonial Downs and its lender that the County has performed all of the necessary inspections for the acceptance of the Lines, that the results of all such inspections were acceptable to the County (except for the punchlist items bonded as provided above), and that the requirement, if any, for a maintenance bond or letter of credit has been satisfied; and (c) Colonial Downs shall have received final lien waivers and/or final releases of liens and evidence of payment in full as to the Track Property from all contractors and vendors providing labor and/or materials for the construction of the Lines.


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                           2.3.5 User Fees. Colonial Downs shall use reasonable
and diligent efforts to negotiate and enter into service agreements with the County for the use of the Lines prior to the completion dates set forth in Paragraphs 2.1.3 and 2.2.3. Except for the Construction Costs reimbursed by Colonial Downs to Delmarva pursuant to Paragraph 2.3.1, Colonial Downs shall not be required to pay any additional connection fees, Construction Costs or user fees to Delmarva or Chesapeake Forest with respect to the Lines.

         3.       Construction of Roads.

                  3.1 Construction and Dedication of Roads. Colonial Downs shall construct the Loop Road, the Entrance Road and the Maintenance Road and acceleration and deceleration lanes according to plans and specifications to be approved by Colonial Downs, Delmarva and, to the extent required, the County and/or VDOT, as appropriate. Notwithstanding anything to the contrary contained in Exhibit E, Colonial Downs shall be required to install curb and gutter within the first 200 feet of the Entrance Road extending from the Loop Road. Delmarva shall make, and shall cause Chesapeake Forest to make, such dedications of rights of way and other easements, without charge, as are required by the County and/or VDOT, as appropriate, for the construction of the Loop Road and acceleration and deceleration lanes, including, without limitation storm water drainage easements. Alternatively, if requested by Colonial Downs, Delmarva shall grant to Colonial Downs, and shall cause Chesapeake Forest to grant to Colonial Downs, easements for the construction, use and maintenance of the Loop Road and acceleration and deceleration lanes, including, without limitation, storm water drainage easements, to accommodate Colonial Downs' construction and use of the Loop Road prior to the dedication thereof to the County and/or VDOT, as appropriate.

                  3.2      Construction Costs for Roads.

                           3.2.1 Reimbursement of Road Construction Costs.
Delmarva shall reimburse Colonial Downs for fifty percent (50%) of the Construction Costs of the Loop Road (the "Road Reimbursement Amount"), not to exceed a total cost to Delmarva of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00), provided, however, that Colonial Downs shall have no obligation to reimburse Delmarva and/or Chesapeake Forest for the cost or value of any dedications and easements that Delmarva is required to grant or cause to be granted pursuant to this Agreement. In addition, Delmarva shall be solely responsible for the cost of any upgrades for curb and gutter within the Loop Road up to a maximum of One Hundred Thousand and No/100 Dollars ($100,000.00), which shall be added to the Road Reimbursement Amount.


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                           3.2.2 Conditions to First Disbursement. As a
condition to Delmarva's obligation to make any disbursement of the Road Reimbursement Amount to Colonial Downs, all of the following conditions shall have been satisfied: (a) Delmarva shall have received written confirmation from the County and/or VDOT, as appropriate, or other evidence acceptable to Delmarva that the County and/or VDOT, as appropriate, has approved the construction plans for the Roads and that all permits and approvals required for the construction of the Roads have been issued by the local and state governmental agencies having jurisdiction over the same; and (b) Delmarva shall have received an itemized construction budget illustrating in such detail as may be reasonably required by Delmarva the total Construction Costs for the Roads.

                           3.2.3 Procedure for Interim Disbursements. The Road
Reimbursement Amount shall be paid by Delmarva to Colonial Downs in monthly disbursements. As a condition to each disbursement, Colonial Downs shall have received: (i) lien waivers evidencing payment in full through the date for which payment is requested in a form required by Delmarva from all contractors and vendors providing labor and/or materials, (ii) an updated cost breakdown showing the actual cost of the work completed in a dollar amount and as a percentage of the total estimated Construction Costs for the Roads; and (iii) written confirmation from Colonial Downs' engineer or architect that the work, materials and supplies for which payment is sought have been installed in an acceptable manner and that the percentage of work completed and materials supplied does not exceed the percentage of the sum of the Road Reimbursement Amount previously disbursed by Delmarva to Colonial Downs, the retainage held by Delmarva, and the disbursement amount requested by Colonial Downs. Disbursements will be made by Delmarva on or before the fifteenth (15th) day of the month following the month in which all of the conditions to the disbursement have been satisfied. The 25th day of each month shall be deemed the end of the month for the purposes of this Paragraph 3.2.3. Each disbursement shall be subject to a ten percent (10%) retainage as to all Construction Costs.

                           3.2.4 Final Disbursement. As a condition to
Delmarva's final disbursement of the Road Reimbursement Amount (including any retainage), the following conditions shall have been satisfied: (a) the Roads shall have been completed with no punchlist work yet to be performed unless funds to pay for the cost of such work are available to Delmarva by means of a letter of credit, bond, retainage or other assurance acceptable to Delmarva; (b) Delmarva shall have received written evidence reasonably acceptable to Delmarva that the County and/or VDOT, as appropriate, has performed all of the necessary inspections for the acceptance of the Loop Road, that the results of all such


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inspections were acceptable to the County and/or VDOT, as appropriate (except for the punchlist items bonded as provided above), and that the requirement, if any, for a maintenance bond or letter of credit has been satisfied; and (c) Delmarva shall have received final lien waivers and/or final releases of liens and evidence in payment in full as to the Remaining Property from all contractors and vendors providing labor and/or materials for the construction of the Roads.

                  3.3 Credit for Prior Costs. Colonial Downs acknowledges that Delmarva has previously incurred costs for clearing and laying a temporary road base for a portion of the Roads. Delmarva's obligation to pay the Road Reimbursement Amount shall be reduced by an amount equal to Ninety Five Thousand and No/100 Dollars ($95,000.00) (the "Credit Amount") subject to Delmarva providing Colonial Downs with reasonably acceptable evidence of the amount of costs incurred by Delmarva. The Credit Amount shall be applied to the first payment of Construction Costs for the Roads due from Delmarva to Colonial Downs.

                  3.4 Completion. Colonial Downs shall complete paving of the wearing course of the Roads and use reasonable and diligent efforts to cause the Loop Road to be accepted by the County and/or VDOT, as appropriate, for perpetual maintenance by December 31, 1998.

                  3.5 Access Easements. Promptly following written request from Colonial Downs to Delmarva, Delmarva shall convey to Colonial Downs, and shall cause Chesapeake Forest to grant to Colonial Downs, temporary, non-exclusive easements for vehicular and pedestrian ingress and egress over and across the area containing the Loop Road from State Route 155 to the Entrance Road and the Maintenance Road and permanent, exclusive easements for vehicular and pedestrian ingress and egress over and across the area containing the Entrance Road and the area containing the Maintenance Road from the Loop Road to the Track Parcel.

         4.       Additional Easements for Utilities.

                  4.1 Conditions to Grant. When and as required to develop all or any portion of the Parcels, Delmarva and Colonial Downs shall promptly grant to each other, utility companies, the County, and/or VDOT, as appropriate, and Delmarva shall cause Chesapeake Forest to grant, temporary easements and rights of way for the construction of utilities and storm water drainage facilities (surface and subsurface) and perpetual easements for the maintenance, use and operation of such utilities and facilities under and across the Parcels for the provision of all necessary utilities and storm water drainage facilities (surface and subsurface), including, without limitation, easements and


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rights of way for the extension of water, sanitary sewer, storm water drainage
(surface and subsurface), gas, electricity and telephone service; provided, however, that (a) no easement shall be located under any building or any other structure now or hereafter located on or intended to be located upon the Parcels, and no easements shall unreasonably impair the use being or to be conducted thereon, (b) the exact location and terms upon which any such easement affecting the Parcels is granted, other than as specifically set forth herein, shall be consistent with the existing or anticipated development of the affected Parcel and shall be subject to the prior written approval of the owner of the affected Parcel, which approvals shall not be delayed or withheld unreasonably, and (c) no stormwater generated off of the Track Parcel shall be required to be retained on the Track Parcel.

                  4.2 Confirmatory Documents. Delmarva and Colonial Downs agree to execute, and Delmarva shall cause Chesapeake Forest to execute, such additional documents as may be reasonably necessary to effect the intent of this Paragraph 4 or to indicate that as to any specific portion of the Parcels over which all required easements have been granted that its right to require additional easements over said Parcels is of no further force and effect.

                  4.3 Electric Service. Delmarva shall provide, and shall cause Chesapeake Forest to provide, Virginia Power or any other power company providing the Property with electric service with such easements as shall be reasonably required by the power company to extend, provide and maintain electrical service to the Track Project in adequate capacity for the Track Project.

         5.       Description and Conveyance of Track Parcel.

                  5.1 Title. Delmarva shall convey the Track Parcel to Colonial Downs or its designee by a special warranty deed in the form attached hereto as
Exhibit I (the "Deed"), free and clear of all liens, encumbrances, restrictions and easements, except as provided in this Agreement.

                  5.2 Taxes. General real estate taxes and special assessments relating to the Track Parcel payable during the year in which the transfer occurs shall be prorated as of the date of transfer, except that Delmarva shall be responsible for all roll back taxes assessed against the Track Parcel, whether or not due and owing at the date of transfer to Colonial Downs. If the transfer shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in


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which the transfer occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Delmarva and Colonial Downs shall promptly (but no later than such determination except in the case of an ongoing tax protest) adjust the proration of such taxes and special assessments and Delmarva or Colonial Downs, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed. If by March 31, 1997, Colonial Downs has not requested that Delmarva convey the Track Parcel to Colonial Downs, and there is then no default by Delmarva under this Agreement, Colonial Downs shall reimburse Delmarva for the general real estate taxes accruing against the Track Parcel beginning April 1, 1997 and continuing until this Agreement is terminated or the Track Parcel conveyed to Colonial Downs in accordance with Paragraphs 5.1 and 5.5.

                  5.3 Tax Parcel. If at the date of transfer the Track Parcel does not constitute a separate tax parcel, each party shall either pay to the County the taxes due and payable with respect to their respective Parcels for the remainder of the tax year or escrow sufficient funds with a title insurance company or other escrow agent acceptable to Delmarva and Colonial Downs.

                  5.4 Owner's Affidavit. Delmarva shall deliver, and shall cause Chesapeake Forest to deliver, to Colonial Downs, together with the deed, an affidavit for the benefit of Colonial Downs, its lender and its title insurer, satisfactory to all of them (the "Affidavit"), stating, inter alia that (a) no right to a mechanic's or materialman's lien has accrued with respect to the Track Parcel as a result of any act or omission by Delmarva or Chesapeake Forest, and (b) there are no outstanding leases or agreements with regard to, or other parties in or entitled to possession of, the Track Parcel.

                  5.5 Date of Transfer. Delmarva shall convey the Track Parcel to Colonial Downs within five (5) days after Colonial Down's written request to convey the Track parcel.


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                  5.6 Maintenance of Track Property. From and after the
Effective Date and until the earlier to occur of the termination of this Agreement or Colonial Downs' acquisition of the Track Parcel, Delmarva agrees that it will (i) not modify or change the physical condition of the Track Parcel, excluding, however, any modifications made by Colonial Downs; (ii) not mortgage or encumber any part of the Track Parcel or permit Chesapeake Forest to do so; (iii) not become a party to any new licenses, leases, contracts or agreements of any kind relating to the Track Parcel or permit Chesapeake Forest to do so; (iv) provide Colonial Downs promptly upon receipt with copies of all notices and correspondence received from any governmental authorities or agencies thereof with respect to the Track Parcel and cause Chesapeake Forest to do so; and (v) not seek to change or permit any change to the current zoning of the Track Parcel, unless such rezoning is to a classification consistent with the proposed Track Project and approved by Colonial Downs.

         6. Signage Easements. Promptly following written request from Colonial Downs to Delmarva, Delmarva shall grant to Colonial Downs, and shall cause Chesapeake Forest to grant to Colonial Downs, permanent, non-exclusive landscaping, irrigation, lighting and signage easements at the intersections of the Loop Road and State Route 155, the Loop Road and the Entrance Road and the Loop Road and the Maintenance Road. The location of the easements and the terms of the instruments granting such easements shall be mutually agreed to by Delmarva and Colonial Downs.

         7.       Pre-Transfer Rights.

                  7.1 Construction Work. In addition to the other rights conferred upon Colonial Downs pursuant to section 1 of the Entry Agreement, Colonial Downs, its duly authorized agents and employees, shall be entitled to access to the Property for the purpose of commencing the construction of the Track Project; provided, however, no such work shall commence until the appropriate permits have been issued by the County. The execution of this Agreement by Delmarva constitutes the consent of Delmarva and Chesapeake Forest, as required by the Entry Agreement, to such entry and construction.

                  7.2 Extension of Entry Agreement. Simultaneously with the execution of this Agreement, Delmarva and Colonial Downs shall enter into an amendment to the Entry Agreement extending the term thereof for a period consistent with the term of this Agreement.

                  7.3 Contractor's Trailers. Delmarva shall permit, and shall cause Chesapeake Forest to permit, the trailers owned by Colonial Downs and its contractors located near the intersection of the Loop Road and State Route 155 to remain in that location


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

from the date of this Agreement to the date of completion of the Track Project, provided, however, such trailers shall be removed no later than December 31, 1997.

                  7.4 Reconveyance of Timber Rights. To the extent the Entry Agreement conveyed to Colonial Downs any timber rights with respect to the Track Parcel, Colonial Downs hereby reconveys such rights to Delmarva.

                  7.5 Additional Land. If the Track Parcel, as improved in accordance with the Approved Plans (as the same may be modified as provided herein), does not satisfy any applicable site-coverage ratio requirement or pervious/impervious surface requirements, Delmarva shall convey, and shall cause Chesapeake Forest to convey to Colonial Downs, such additional contiguous land as shall be required to satisfy those requirements. In no event shall such additional land exceed fifteen (15) acres in the aggregate. If by December 31, 1998, Colonial Downs has not determined the need for such additional land and provided Delmarva with a written request for the conveyance of such property, Delmarmva's obligation to convey such land, and to cause Chesapeake Forest to convey such Land to Colonial Downs, shall terminate.

         8.       Option to Purchase.

                  8.1 Conditions to Option. Colonial Downs may desire to obtain the Option (as defined below) to purchase the Option Property. As a condition to Colonial Downs' exercise of the Option, Colonial Downs shall have first accepted the Option by notifying Delmarva of its acceptance of the Option and paying to Delmarva and Chesapeake Forest a single option fee equal to Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "Option Fee"). The Option Fee shall be non-refundable except in the event of default by Delmarva under this Agreement or in the event of a default by Delmarva or Chesapeake Forest under the Option Agreement (as defined below), but shall be applied to the Option Purchase Price at closing. If Colonial Downs has not accepted the Option in accordance with this Paragraph 8.1 on or before sixty (60) days after the Effective Date, the Option shall be null and void.

                  8.2 Terms of Option Agreement. If Colonial Downs accepts the Option, Colonial Downs, Delmarva and Chesapeake Forest shall enter into an option agreement in recordable form setting forth the following provisions and such other provisions as shall be agreed to by the parties thereto (the "Option Agreement").

                           8.2.1 Exercise of Option. Subject to the conditions
set forth below, Colonial Downs shall have the right and option, at its sole discretion, to purchase the Option Property (the "Option") by delivering to Delmarva written notice of its intent to purchase the Option Property. If Colonial Downs exercises such option, Delmarva shall convey the Option Property to Colonial Downs or its designee by General Warranty Deed with English Covenants of Title, subject to utility easements and dedications required by this Agreement, zoning proffers imposed in accordance with Paragraph
8.2.2 below and "Permitted Exceptions", but free and clear of any monetary liens. Colonial Downs shall pay to Delmarva and Chesapeake Forest the total sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) per gross acre (the "Option Purchase Price") subject to verification by a survey obtained by Colonial Downs. The Option Property shall be conveyed to Colonial Downs within thirty (30) days after the date of receipt of Colonial Downs's notice. However, in no event shall closing occur later than December 31, 1997.

                           8.2.2 Maintenance of Option Property. From and after
the date of Colonial Downs' acceptance of the Option in accordance with Paragraph 8.1 and until the earlier to occur of (a) Colonial Downs' failure to accept the Option, or (b) the termination of the Option, but in no event later than Colonial Downs' acquisition of the Option Property, Delmarva agrees that it will (i) at its expense, maintain the Option Property in its present order and condition, and deliver the Option Property at closing in substantially the condition it is in on the Effective Date (by way of example and not by way of limitation, Delmarva shall not permit or conduct any timbering of the Option Property); (ii) not mortgage or encumber any part of the Option Property or permit Chesapeake Forest to do so; (iii) not become a party to any new licenses, leases, contracts or agreements of any kind relating to the Option Property or permit Chesapeake Forest to do so; (iv) provide Colonial Downs promptly upon receipt with copies of all notices and correspondence received from any governmental authorities or agencies thereof with respect to the Option Property and cause Chesapeake Forest to do so; and (v) not seek to change or permit any change to the current zoning of the Option Property, unless such rezoning is to a business classification approved by Colonial Downs,

                           8.2.3 Inspection Period. The Option Agreement shall
provide that Colonial Downs and its agents shall have the right during the term of the agreement to enter the Option Property for the purpose of conducting inspections, tests and surveys thereof.

                           8.2.4 Title and Survey Exceptions. The Option
Agreement shall provide for a sixty (60) day title and survey review period during which Colonial Downs may report title and survey defects to Delmarva; provided, however, that the review period shall not extend beyond December 31, 1997. Delmarva shall have the right, but not the obligation, to cure such defects. If Delmarva is unable to cure such defects or if Delmarva elects not to cure such defects, Colonial Downs shall have the right to terminate the Option Agreement. Delmarva shall notify Colonial Downs in writing of Delmarva's intent to cure or not to cure the title and survey defects. Title and survey exceptions not objected to by Colonial Downs shall be deemed to be Permitted Exceptions.

                           8.2.5 Termination of Option. The Option shall
automatically terminate upon November 30, 1997.

                           8.2.6 Recordation. The Option Agreement or a
memorandum thereof may be recorded by any party thereto. The costs of recordation shall be borne by the recording party.

                           8.2.7 Release. If the Option Agreement is recorded
and Colonial Downs does not exercise the Option prior to the termination date of the Option, Colonial Downs shall provide Delmarva with a duly executed and notarized instrument in recordable form evidencing the termination of the Option.

         9. Project Documents. During the term of this Agreement, Delmarva shall make available to Colonial Downs copies of all environmental reports, wetlands delineation plans, wetlands disturbance permits, topographic studies, soils studies, utilities studies and plans, discharge permits, and water and sewer agreements to the extent in Delmarva's or Chesapeake Forest's possession or control and relevant to the Track Parcel or Roads.

         10. Design and Completion of Track Project. Delmarva hereby approves the Track Project as reflected in the Approved Plans. Any material deviation in the design, layout or appearance of the Track Project as depicted in such Approved Plans shall be subject to Delmarva's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Such consent shall be deemed granted if Delmarva provides no response to Colonial Downs within thirty (30) days after Colonial Downs requests such consent. Colonial Downs shall substantially complete the construction of the Track Project as shown on the Approved Plans by December 31, 1998.

         11. Use. The Deed provides that the Track Parcel may be used for certain purposes and for other uses agreed to by Delmarva in writing. This Paragraph 11 shall constitute Delmarva's consent to use the Track Parcel for the following additional uses: horse shows, horse sales, polo matches, other equine related events, croquette matches, bicycle races, concerts, antique shows, and balloon races and/or balloon shows.

         12.      Representations and Warranties.

                  12.1 By Delmarva. Delmarva represents and warrants for the benefit of Colonial Downs that:

                           12.1.1 Brokers. Neither Delmarva nor Chesapeake
Forest has dealt with any broker or agent, real estate or otherwise, with regard to the Track Parcel such that any broker or agent is or will be entitled to a commission upon the conveyance of the Track Parcel to Colonial Downs.

                           12.1.2 Organization and Power. Delmarva and
Chesapeake Forest are corporations duly formed and validly existing under the laws of the Commonwealth of Virginia and have all requisite power and authority to own their respective properties and to carry on their businesses as now conducted and to enter into this Agreement and perform their respective obligations hereunder.

                           12.1.3 Authorization and Execution. This Agreement
has been duly executed and delivered by Delmarva, constitutes the valid and binding agreement of Delmarva and is enforceable against Delmarva in accordance with its terms.

                           12.1.4 Non-contravention. To the best of Delmarva's
knowledge, there is no agreement which has or may have any material adverse effect on (a) Delmarva's ability to obtain the necessary permits and approvals to construct the Sanitary Sewer Lines and the Water Lines in accordance with this Agreement, (b) the County's decision to accept the Lines for perpetual maintenance if constructed in accordance with this Agreement, (c) Colonial Downs' ability to obtain the necessary permits and approvals to construct the Roads in accordance with this Agreement, or (d) the County's decision to accept the Loop Road for perpetual maintenance if constructed in accordance with this Agreement. Colonial Downs acknowledges that a conditional use permit ("CUP") affects the Trade Parcel. Delmarva makes no representation that the CUP permits the use of the Track Parcel for any uses described in Paragraph 11 other then a horse racetrack.

                           12.1.5 Obligations of Chesapeake Forest. There are no
agreements between Delmarva and Chesapeake Forest and no agreements between Chesapeake Forest and any other person or entity that would have a material adverse effect on (a) Delmarva's ability to cause Chesapeake Forest to execute and deliver the necessary applications and requests for all of the permits and approvals necessary to construct, use and maintain the Lines in accordance with this Agreement, (b) Delmarva's ability to cause Chesapeake Forest to convey the Track Parcel to Colonial Downs in accordance with this Agreement, (c) Delmarva's ability to cause Chesapeake Forest to convey all of the easements required to construct the Lines and the Roads and to dedicate those portions of the Remaining Land required by the County and/or VDOT with respect to the Loop Road, and (d) Delmarva's ability to cause Chesapeake Forest to take any other action designated to be taken by Chesapeake Forest pursuant to this Agreement. Delmarva is authorized to enter into this Agreement on behalf of Chesapeake Forest pursuant to the consent attached hereto as Exhibit J, which consent has not been modified or revoked.

                           12.1.6 Offsite Dedications and Easements. No offsite
easements or dedications are required to construct, operate and maintain the Lines or Roads as contemplated by this Agreement. For the purposes of this Paragraph 12.1.6, offsite easements or dedications shall refer to any easements on, over, through, across or under property other than the Remaining Land or dedications of land other than portions of the Remaining Land.

                  12.2 By Colonial Downs. Colonial Downs represents and warrants for the benefit of Delmarva that:

                           12.2.1 Organization and Power. Colonial Downs is a
limited partnership duly formed and validly existing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own its properties and to carry on its business as now conducted and to enter into this Agreement and perform its obligations hereunder.

                           12.2.2 Authorization and Execution. This Agreement
has been duly executed and delivered by Colonial Downs, constitutes the valid and binding agreement of Colonial Downs and is enforceable against Colonial Downs in accordance with its terms.

                           12.2.3 Real Estate Agents. Colonial Downs has not
dealt with any broker or agent, real estate or otherwise, with regard to the Track Parcel such that any broker or agent is or will be entitled to a commission upon the conveyance of the Track Parcel to Colonial Downs.

         13.      Indemnification.

                  13.1 By Delmarva. Delmarva agrees to indemnify, defend and hold harmless Colonial Downs from and against any and all claims, actions, loss, damages, liability and expense, including, without limitation, reasonable attorneys' fees and costs arising out of any breach under this Agreement, including, without limitation, its representations or warranties contained in Paragraph 12.1 of this Agreement, except to the extent caused by Colonial Downs.

                  13.2 By Colonial Downs. Colonial Downs agrees to indemnify defend and hold harmless Delmarva from and against any and all claims, actions, loss, damages, liability and expense, including, without limitation, attorneys' fees and costs arising out of any breach under this Agreement, including, without limitation, its representations or warranties contained in Paragraph
12.2 of this Agreement, except to the extent caused by Delmarva.

         14.      Completion Rights.

                  14.1 Colonial Downs's Right to Complete Sanitary Sewer Lines and Water Lines. If by any applicable date, subject to Unavoidable Delays, the Lines have not been substantially completed and accepted by the County for perpetual maintenance, Colonial Downs shall have the right, but not the obligation, to take all actions and perform all of the work necessary to complete the Lines and have the Lines accepted by the County for perpetual maintenance. Colonial Downs shall provide Delmarva with fifteen (15) days notice prior to commencing any such work. Within thirty (30) days after demand, Delmarva shall reimburse Colonial Downs for all reasonable Construction Costs incurred by Colonial Downs in performing the foregoing in excess of the Reimbursement Amount, except to the extent that reimbursement for such Construction Costs is actually made available to Colonial Downs through the proceeds from bonds, other surety posted with the County or retainage. If Colonial Downs constructs or completes any portion of the Lines, Colonial Downs's reimbursement to Delmarva for the construction of such infrastructure shall be reduced by the Construction Costs for that portion of the infrastructure constructed or completed by Colonial Downs.

                  14.2 Delmarva's Right to Complete Roads. If by any applicable date, subject to Unavoidable Delays, the Loop Road has not been substantially completed and accepted by VDOT for perpetual maintenance, Delmarva shall have the right, but not the obligation, to take all actions and perform all of the work necessary to complete the Loop Road and have the Loop Road accepted by VDOT for perpetual maintenance. Delmarva shall provide Colonial Downs with fifteen
(15) days notice prior to commencing any such work. Within thirty (30) days after demand, Colonial Downs shall reimburse Delmarva for all reasonable Construction Costs incurred by Delmarva in performing the foregoing in excess of the Road Reimbursement Amount, except to the extent that reimbursement for such Construction Costs is actually made available to Delmarva through the proceeds from bonds, other surety posted with the County and/or VDOT or retainage. If Delmarva constructs or completes any portion of the Loop Road, Delmarva's reimbursement to Colonial Downs for the construction of such infrastructure shall be reduced by the Construction Costs for that portion of the infrastructure constructed or completed by Delmarva.

         15. Suspension of Work. If either party fails to make, in a timely manner, any payment or reimbursement of Construction Costs to the party obligated to construct infrastructure pursuant to this Agreement (for example, and not by way of limitation, the construction of the Roads), the party obligated to construct the infrastructure may suspend such construction activities after first giving written notice to the party obligated to make the payment that the required payment has not been made. If the required payment has not been made within ten (10) days after such notice, the party obligated to construct the infrastructure may suspend some or all of its construction activities. The suspension may continue until the required payment is made. The completion date for the infrastructure shall be extended for the period during which the work is suspended.

         16. Mechanic's Liens. If any mechanic's or materialman's lien shall be filed against the property of the owner of either Project or any portion thereof based upon any act of any other party to this Agreement, or its agents, employees, contractors or subcontractors, such party shall immediately remove such lien by bonding, deposit or payment. If the party whose act or whose agents', employees', contractors' or subcontractors' actions resulted in such lien being filed has not removed the lien within thirty (30) days after notice to the party, the owner of the Project affected by the lien may pay the amount of such lien or discharge the same by deposit and the amount so paid or deposited shall be paid by the other party upon demand, together with reasonable attorney's fees and costs.

         17. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given and received
(a) when received if telecopied, (b) upon deposit in the United States Mail if sent by regular mail or by certified or registered mail, (c) upon deposit with Federal Express or a comparable overnight delivery service or (d) when received if delivered by hand, to:

         Colonial Downs:   Colonial Downs
                           3610 North Courthouse Road
                           Providence Forge, Virginia 23140
                           Attention: President

         with a copy to:   Mr. David Grunenwald
                           Jacobs Entertainment, Inc.
                           1231 Main Avenue
                           Cleveland, Ohio 44113
         with a copy to:   James L. Weinberg, Esquire
                           Hirschler, Fleischer, Weinberg, Cox &
                           Allen
                           701 East Byrd Street, 16th Floor (23219)
                           P.O. 500
                           Richmond, Virginia 23218-0500

         Delmarva:         Delmarva Properties
                           c/o Chesapeake Corporation
                           14th and Lee Streets
                           West Point, Virginia 23181
                           Attention: Mr. Joel Mostrom

         with a copy to:   James H. Hudson, III, Esquire
                           Hudson and Bondurant, P.C.
                           P.O. Box 231
                           826 Main Street
                           West Point, Virginia 23181


or such other address as shall be provided to the sender at least 10 days prior to the effective date of the change of address.

         18. Cooperation. Each party hereto shall execute in a reasonably timely manner, and Delmarva shall cause Chesapeake Forest to execute, such documents, applications and requests and shall take such other actions as are reasonably requested by the other party in connection with the study and development of the Remaining Land and the development of the Track Project. In addition, each party hereto shall cooperate with the other party and timely provide the other party with accurate and complete information to enable the other party to prepare plans, submit applications and take such actions as may be reasonably necessary to further the development of the Remaining Land and the Track Project.

         19. Unavoidable Delays. Each person or entity from time to time subject to the terms of this Agreement shall be excused from performing any obligation or undertaking provided for herein, other than for the payment of money or the granting of easements or dedication of rights of way, for such period as such performance is prevented, delayed, retarded or hindered by fire, earthquake, flood, explosion, adverse weather conditions, riot and insurrection, mob violence, sabotage, inability to procure (or general shortage of) labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of any labor union, laws or orders of governmental authorities, default by the other party to this Agreement or any other cause not in the reasonable control of the party prevented, delayed, retarded or hindered thereby, which events or conditions are generally referred to as "force majeure" conditions or occurrences, including reasonable delays for adjustment of insurance proceeds in the event of an insured casualty (collectively, "Unavoidable Delays").

         20. No Joint Venture. Neither party hereto shall be construed as or deemed to be a partner, joint venturer or associate of the other party in the conduct of its business, such relationships being expressly disclaimed by the parties hereto, for themselves, their successors and assigns.

         21. Binding Agreement. The provisions of this Agreement shall be deemed to be covenants running with the land and shall bind the successor owners of the Track Parcel and the Remaining Land howsoever such interests are obtained; provided, however, that no successor shall obtain any of the rights conferred upon the parties hereto unless assigned in accordance with Paragraph 22. Either party may record in the Clerk's Office of the Circuit Court of New Kent County, Virginia, a memorandum of this Agreement. Each party shall execute such memorandum at the other party's request. The party desiring to record this Agreement or the memorandum shall bear the recordation costs therefor.

         22. Assignment. Subject to the limitations set forth below, Colonial Downs and Delmarva may each assign all or portions of their respective rights hereunder (for example, and not by way of limitation, the right to approve the plans for the Roads, and the right to approve amendments to or the termination of, this Agreement) to a single legal entity respectively. This Agreement is not intended to confer any rights upon successor owners of developed lots or parcels absent an express assignment in accordance with this Paragraph. Neither Colonial Downs nor Delmarva shall assign their respective rights and obligations under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained herein shall prohibit the assignment of a party's rights and obligations hereunder to an entity controlled by the assigning party or to an entity under common ownership and control with the assigning party. The foregoing restriction on assignment shall terminate as to a party upon the satisfaction or termination of such party's obligations under this Agreement to construct any improvements and make any reimbursements or other payments to the other party. No assignment shall relieve Colonial Downs or Delmarva from their respective obligations hereunder.

         23. Applicable Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia.

         24. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed by Colonial Downs and Delmarva. No amendment or termination of this Agreement shall require the consent of any tenant of all or any portion of the Remaining Land or the Track Project whether or not Colonial Downs, Chesapeake Forest or Delmarva retain title to any portion or portions thereof.

         25. Litigation. If either party commences an action against the other party, whether at law or in equity, arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of the suit.

         26. No Third Party Beneficiaries. Except as expressly provided in this Agreement with respect to the successors and assigns of the parties hereto, nothing contained in this Agreement shall be deemed to establish any rights of any third parties against the parties hereto, it being the intent that the rights and obligations set forth herein are those of the parties alone with no third party beneficiary rights intended.

         27. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

         WITNESS the following signatures:

         Colonial Downs:   COLONIAL DOWNS, L.P., a Virginia limited
                           partnership

                           By:    Stansley Management Corp. a
                                  Virginia corporation, a
                                  general partner


                                  By:    /s/ Arnold W. Stansley
                                         -----------------------
                                  Title:  President

                           Date:  10/16/96


                           By: CD Entertainment Ltd., an Ohio limited liability company, a general partner


                                  By:  Jeffrey P. Jacobs
                                       ----------------------
                                  Title:  President

                           Date:  10/16/96



         Delmarva:         DELMARVA PROPERTIES, INC., a Virginia corporation


                                   By:  Joel Mostrum
                                        ----------------------
                                   Title:

                           Date:  10/16/96

Exhibits
Exhibit A - Approved Plans
Exhibit B - Entry Agreement (as amended) Exhibit C - Option Property Exhibit D - Property Exhibit E - Road Plan Exhibit F - Survey Exhibit G - Utilities and Road Specifications Exhibit H - Water/Sewer Analysis Exhibit I - Special Warranty Deed
Exhibit J - Consent of Directors for Chesapeake Forest

                                    EXHIBIT A

                               PLAN FOR RACETRACK

                                    [OMITTED]

                                    EXHIBIT B

                    RIGHT ENTRY AND INDEMNIFICATION AGREEMENT

     This Right of Entry is granted and this Indemnification Agreement is made as of the 1st day of January, 1995, by and between CHESAPEAKE FOREST PRODUCTS COMPANY, a Virginia Corporation ("Chesapeake"), DELMARVA PROPERTIES, INC., a Virginia Corporation ("Delmarva"), and COLONIAL DOWNS, L.P., a Virginia limited partnership ("Colonial Downs").

                                    Recitals:

     R-1 Chesapeake and Delmarva are the owners of 345.0 acres of land lying in New Kent County, Virginia, lying south of Interstate Highway 64 and east of State Route 155 ("the Property"), as generally shown on plat of survey dated 12/01/94, made by Resource International, Ltd., which plat of survey is attached hereto to be read as a part hereof. Said plat of survey is subject to future revisions, and is attached hereto for purposes of general information.

     R-2 Colonial Downs and its affiliate, Stansley Racing Corp., hold an Owner's License and Operator's License, respectively, to develop, construct, maintain and operate a horse racing track and appurtenant facilities on the Property, issued by the Virginia Racing Commission on the 12th day of October, 1994.

Property to a predecessor in interest to Colonial Downs by deed on a date to be determined ("the Conveyance Date"), upon terms and conditions previously represented to Colonial Downs or its predecessors in interest.

     R-4 Chesapeake and Delmarva have agreed to grant to Colonial Down certain rights in the Property prior to the Conveyance Date, and Colonial Downs has agreed to save Chesapeake and Delmarva harmless from loss or damage resulting from Colonial Down's exercise of such rights, upon the terms and conditions contained herein.

     R-5 It is in Chesapeake's and Delmarva's interests to have Colonial Downs developing the Property as a racetrack adjacent to other lands owned by Chesapeake and Delmarva.

                              W I T N E S S E T H :

     That for and in consideration of the above, and in further consideration of the covenants and condition contained below, the parties agree and represent as follows:

          1. License and Right of Entry Chesapeake and Delmarva have granted and hereby grant to Colonial Downs, its agents, representives, employees, engineers, surveyors and

Property to inspect, examine, survey and make test borings, soil tests, environmental tests and such other tests and surveys as Colonial Downs may deem necessary or desirable; to clear, grade, construct and install erosion and sediment control devices and drainage facilities; to move construction trailers onto the Property; and, to perform such other site work as may be necessary to prepare the site for the construction of a horse racing track and appurtenant facilities. The parties agree that: (i) no improvements shall be made to the Property beyond those site preparation and other matters specified above without the prior written consent of Chesapeake and Delmarva; (ii) all future site preparation work prior to the conveyance date shall be in accordance with plans approved in writing by Chesapeake and Delmarva prior to commencement of work;
(iii) that site preparation and other work on the Property performed by Colonial Downs through December 31, 1994, has been and is hereby consented to and approved by Delmarva and Chesapeake; and (iv) Chesapeake and Delmarva have heretofore approved, and do hereby confirm such approval, Colonial Downs timbering the Property and using the proceeds derived therefrom to reimburse part of the costs of clearing and grading the Property for a race track. Further, Delmarva and Chesapeake agree to neither unreasonably withhold nor delay such approval when requested by Colonial Downs, provided such request is accompanied by appropriate explanatory documents.

          a. Term. This right of entry shall commence upon execution of this agreement by all parties and shall expire on the earlier to occur of the following: (i) the Conveyance Date; (ii) July 1, 1995; or (iii) cancellation of this Agreement by any party. The July 1, 1995 date aforesaid may be extended by a simple amendment to this agreement if executed by all three parties hereto.

          b. Cancellation. This Agreement may be canceled by any party at any time for cause by giving written notice to the other parties the manner set forth herein at least three (3) business days in advance of the effective date of the cancellation. For purposes of this Agreement, "cause" includes, but is not limited to, final revocation of Colonial Downs' owner's and/or operator's licenses by the Virginia Racing Commission.

          c. No Damage, Restoration of Property. In its exercise of this rights granted hereby, Colonial Downs covenants that it will not damage the Property nor commit waste thereon. The parties agree that site preparation work as approved in advance by Chesapeake and Delmarva shall not be considered or deemed to be waste or damage. Upon the expiration of this right of entry, any changes in the character of the Property caused by Colonial Downs through the exercise of rights granted herein will be left as is secured by Colonial Downs, as Chesapeake and Delmarva reasonably deem appropriate and as is necessary to preservice and protect the Property. Colonial Downs shall have no obligation to restore any changes to the Property occurring (i) through December 31, 1994, or (ii) subsequent to December 31, 1994 as a result of site preparation work agreed to in this Agreement or subsequently approved in advance by Chesapeake and Delmarva. Colonial Downs shall also have no obligation to restore the Property if this right of entry terminates due to the conveyance of the Property to Colonial Downs.

          d. Test Results. Upon the expiration of this right of entry for any reason other than conveyance of the Property to Colonial Downs, Colonial Downs will furnish to Chesapeake and Delmarva the results of all tests performed on the property, including but not limited to copies of all reports, surveys, assessments, data compilations, et cetera, all at no cost to Chesapeake or Delmarva.

          2. Indemnification. Colonial Downs does agree with Chesapeake and Delmarva to forever fully protect, defend and save harmless Chesapeake, Delmarva (including their respective directors, officers, employees, agents, contractors, assigns, and successors) from and against all loss, costs, damages and reasonable attorney's fees which Chesapeake and Delmarva may suffer, expend or incur under, by reason of, or in consequence of the granting of or exercise of this right of entry, including but not limited to loss due to personal injury, death or property damage.

          3. General Provisions.

             a. Binding On Successors. This Agreement is binding upon the successors and assigns of the parties.

             b. No Assignment. This Agreement may not be assigned in whole or in party by Colonial Downs.

             c. Entire Agreement. This document contains the entire agreement between the parties with respect to the subject matter hereof and may not be amended, modified or altered except by written agreement signed by all parties. This Agreement supplants, supersedes and cancels any and all prior rights of entry and indemnification agreements (but not other agreements) between the parties with respect to the Property.

             d. Application and Construction of Agreement. This Agreement is to be applied, construed, or interpreted under the laws of the Commonwealth of Virginia.

             e. Due Authority. Each person executing this agreement on behalf of his respective corporation or limited partnership represents that he acts with the full knowledge and upon direction of his corporation or partnership, as the case may be, and with the express and unreserved authority of his corporation or partnership,


             f. Notices. Any and all notices required, permitted or desired to be sent hereunder shall be sent either by U.S. Mail, certified, return receipt requested, postage prepaid, or by recognized overnight courier service (such as, for example, FedEx) with chargers prepaid or prebilled, to the following parties at the following addresses:


     Chesapeake and            Joel K. Mostrom
     Delmarva:                 Delmarva Properties, Inc.
                               14th and Lee Streets
                               P.O. Box 1700
                               West Point, VA 23181


     with a copy to:           James H. Hudson III, Esq.
                               Hudson & Bondurant, P.C.
                               826 East Main Street
                               P.O. Box 231
                               West Point, VA 23181

     Colonial Downs:           c/o Arnold Stansley
                               Raceway Park
                               5700 Telegraph Road
                               Toledo, Ohio 43612


     with a copy to:           L. Charles Long, Jr.
                               Hirschler, Fleischer, Weinberg, Cox
                                   & Allen a Professional Corp.
     (if by mail)              P.O. Box 500
                               Richmond, Virginia 23204-5000

(or if by courier)             Federal Reserve Bank Building
                               15th Floor
                               701 East Byrd Street
                               Richmond, Virginia 23219


Any party may provide alternative addresses to the others pursuant to the provisions of this paragraph.

     Witness the following signatures as of the day, month and year first written above.


CHESAPEAKE FOREST PRODUCTS
COMPANY

By:     /s/ Joel K. Mostrom
        ------------------------
Title:  Vice President, Delmarva Properties, Inc.
        Agent U/A dated May ??, 1993


DELMARVA PROPERTIES, INC.

By:     /s/ Joel K. Mostrom
        ------------------------
Title:  Vice President, Delmarva Properties, Inc.
        Agent U/A dated May 18, 1993


COLONIAL DOWNS, L.P., a Virginia
     limited partnership

By:     /s/ Arnold Stansley
        ------------------------
        General Partner

                          FIRST AMENDMENT TO RIGHT OF
                      ENTRY AND INDEMNIFICATION AGREEMENT

         THIS FIRST AMENDMENT TO RIGHT OF ENTRY AND INDEMNIFICATION AGREEMENT is made as of this 1st day of July, 1995, by and between CHESAPEAKE FOREST PRODUCTS COMPANY, a Virginia corporation, DELMARVA PROPERTIES, INC., a Virginia corporation and COLONIAL DOWNS, L.P., a Virginia limited partnership.

         WHEREAS, the parties are parties to a Right of Entry and Indemnification Agreement, dated January 1, 1994 (the "Agreement");

         WHEREAS, the Agreement provides that it shall expire upon the earlier to occur of: (i) the Conveyance Date (as defined in the Agreement); (ii) July 1, 1995; or (iii) cancellation of this Agreement by any party; and

         WHEREAS, the Agreement further provides that the July 1, 1995 date aforesaid may be extended by a simple amendment to the Agreement if executed by all three parties hereto.

         NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

            a. Term. This right of entry shall commence upon execution of this agreement by all parties and shall expire on the earlier to occur of the following: (i) the Conveyance Date; (ii) December 31, 1995; or (iii) cancellation of this Agreement by any party. The December 31, 1995 date aforesaid may be extended by a simple amendment to this agreement if executed by all three parties hereto.

         2. Ratification of the Agreement. Except as amended in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be executed as of the day, month and year first written above in its name to due authority.


                                 CHESAPEAKE FOREST PRODUCTS
                                 COMPANY

                                 By:  /s/ Joel K. Mostrom
                                      ----------------------------
                                      Vice President, Delmarva Properties, Inc.
                                      Agent U/A dated May 18, 1993


                                 DELMARVA PROPERTIES, INC.

                                 By:  /s/ Joel K. Mostrom
                                      ----------------------------
                                      Vice President, Delmarva Properties, Inc.
                                      Agent U/A dated May 18, 1993


                                 COLONIAL DOWNS, L.P., a Virginia
                                      limited partnership

                                 By:  Stansley Management Corp., its
                                       General Partner

                                 By:  /s/ Brett L. Stansley
                                      -----------------------------
                                      Brett L. Stansley
                                      Vice President

                          SECOND AMENDMENT TO RIGHT OF
                      ENTRY AND INDEMNIFICATION AGREEMENT

         THIS SECOND AMENDMENT TO RIGHT OF ENTRY AND INDEMNIFICATION AGREEMENT is made as of this 31st day of December, 1995, by and between CHESAPEAKE FOREST PRODUCTS COMPANY, a Virginia corporation, DELMARVA PROPERTIES, INC., a Virginia corporation, and COLONIAL DOWNS, L.P., a Virginia limited partnership.

         WHEREAS, the parties are parties to a Right of Entry and Indemnification Agreement, dated as of January 1, 1994, as amended by a First Amendment, dated as of July 1, 1995 (as so amended, the "Agreement");

         WHEREAS, the Agreement provides that it shall expire upon the earlier to occur of: (i) the Conveyance Date (as defined in the Agreement); (ii) December 31, 1995; or (iii) cancellation of this Agreement by any party; and

         WHEREAS, the Agreement further provides that the December 31, 1995 date aforesaid may be extended by a simple amendment to the Agreement if executed by all three parties hereto.

         NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

            a. Term. This right of entry shall commence upon execution of this agreement by all parties and shall expire on the earlier to occur of the following: (i) the Conveyance Date; (ii) July 1, 1996; or (iii) cancellation of this Agreement by any party. The July 1, 1996 date aforesaid may be extended by a simple amendment to this agreement if executed by all three parties hereto.

         2. Ratification of the Agreement. Except as amended in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be executed as of the day, month and year first written above in its name to due authority.

                                 CHESAPEAKE FOREST PRODUCTS
                                 COMPANY

                                 By:
                                      ----------------------------
                                      Vice President, Delmarva Properties, Inc.
                                      Agent U/A dated May 18, 1993


                                 DELMARVA PROPERTIES, INC.

                                 By:
                                      ----------------------------
                                      Vice President
                                      Agent U/A dated May 18, 1993


                                 COLONIAL DOWNS, L.P., a Virginia
                                      limited partnership

                                 By:  Stansley Management Corp., its
                                       General Partner

                                 By:
                                      -----------------------------
                                      Brett L. Stansley
                                      Vice President

                           THIRD AMENDMENT TO RIGHT OF
                      ENTRY AND INDEMNIFICATION AGREEMENT

         THIS THIRD AMENDMENT TO RIGHT OF ENTRY AND INDEMNIFICATION AGREEMENT is made as of this 30th day of June, 1996, by and between CHESAPEAKE FOREST PRODUCTS COMPANY, a Virginia corporation, DELMARVA PROPERTIES, INC., a Virginia corporation and COLONIAL DOWNS, L.P., a Virginia limited partnership.

         WHEREAS, the parties are parties to a Right of Entry and Indemnification Agreement, dated as of January 1, 1994, as amended by a First Amendment, dated as of July 1, 1995, and a Second Amendment, dated as of December 31, 1995 (as so amended, the "Agreement");

         WHEREAS, the Agreement provides that it shall expire upon the earlier to occur of: (i) the Conveyance Date (as defined in the Agreement); (ii)
July 1, 1996; or (iii) cancellation of this Agreement by any party; and

         WHEREAS, the Agreement further provides that the July 1, 1996 date aforesaid may be extended by a simple amendment to the Agreement if executed by all three parties hereto.

         NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

            a. Term. This right of entry shall commence upon execution of this agreement by all parties and shall expire on the earlier to occur of the following: (i) the Conveyance Date; (ii) January 1, 1997; or (iii) cancellation of this Agreement by any party. The January 1, 1997 date aforesaid may be extended by a simple amendment to this agreement if executed by all three parties hereto.

         2. Ratification of the Agreement. Except as amended in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be executed as of the day, month and year first written above in its name to due authority.

                                 CHESAPEAKE FOREST PRODUCTS
                                 COMPANY

                                 By:
                                      ----------------------------
                                      Vice President, Delmarva Properties, Inc.
                                      Agent U/A dated May 18, 1993


                                 DELMARVA PROPERTIES, INC.

                                 By:
                                      ----------------------------
                                      Vice President
                                      Agent U/A dated May 18, 1993


                                 COLONIAL DOWNS, L.P., a Virginia
                                      limited partnership

                                 By:  Stansley Management Corp., its
                                       General Partner

                                 By:
                                      -----------------------------
                                      Brett L. Stansley
                                      Executive Vice President

                          FOURTH AMENDMENT TO RIGHT OF
                      ENTRY AND INDEMNIFICATION AGREEMENT

         THIS FOURTH AMENDMENT TO RIGHT OF ENTRY AND INDEMNIFICATION AGREEMENT is made as of this 16th day of October, 1996, by and between CHESAPEAKE FOREST PRODUCTS COMPANY, a Virginia corporation, DELMARVA PROPERTIES, INC., a Virginia corporation and COLONIAL DOWNS, L.P., a Virginia limited partnership.

         WHEREAS, the parties are parties to a Right of Entry and Indemnification Agreement, dated as of January 1, 1994, as amended by a First Amendment, dated as of July 1, 1995, and a Second Amendment, dated as of December 31, 1995, and a Third Amendment, dated as of June 30, 1996 (as so amended, the "Agreement");

         WHEREAS, the Agreement provides that it shall expire upon the earlier to occur of: (i) the Conveyance Date (as defined in the Agreement); (ii) January 1, 1997; or (iii) cancellation of this Agreement by any party; and

         WHEREAS, the Agreement further provides that the January 1, 1997 date aforesaid may be extended by a simple amendment to the Agreement if executed by all three parties hereto.

         NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

            a. Term. This right of entry shall commence upon execution of this agreement by all parties and shall expire on the earlier to occur of the following: (i) the Conveyance Date; (ii) the expiration or termination of a Development Agreement, dated as of the date hereof, between Delmarva Properties, Inc. and Colonial Downs, L.P.; or (iii) cancellation of this Agreement by any party. The expiration date aforesaid may be extended by a simple amendment to this agreement if executed by all three parties hereto.

         2. Ratification of the Agreement. Except as amended in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be executed as of the day, month and year first written above in its name to due authority.

                                 CHESAPEAKE FOREST PRODUCTS
                                 COMPANY

                                 By:
                                      ----------------------------
                                      President, Delmarva Properties, Inc.
                                      Agent U/A dated May 18, 1993


                                 DELMARVA PROPERTIES, INC.

                                 By:
                                      ----------------------------
                                      President
                                      Agent U/A dated May 18, 1993


                                 COLONIAL DOWNS, L.P., a Virginia
                                      limited partnership

                                 By:  Stansley Management Corp., its
                                       General Partner

                                 By:
                                      -----------------------------
                                      Brett L. Stansley
                                      Executive Vice President

                                    EXHIBIT C

                                 OPTION PROPERTY

That certain piece or parcel of land containing approximately 73 acres located in New Kent County, Virginia, and designed as the "Option Property" on the Road Plan attached as Exhibit E to the Development Agreement to which this Exhibit C is attached.

                                    EXHIBIT D

                                 MAP OF PROPERTY

                                    [OMITTED]

                                    EXHIBIT E

                                    ROAD PLAN

                                    [OMITTED]

                                    EXHIBIT F

                               SURVEY OF PROPERTY

                                    [OMITTED]

                                    EXHIBIT G

                    PROPOSED WATER AND WASTEWATER FACILITIES

Delmarva Properties, Inc. will construct a central water system and turn it over to New Kent County to own and operate. The water system will be comprised of one deep well into the Potomac Aquifers; a well pump capable of pumping 800 gpm against approximately 300' TDH; a 250,000 gallon elevated storage tank; and a 12" diameter water line to Colonial Downs' backside (southern) property line.

The Virginia Department of Health ("VDH") requires storage in the amount of one-half day's potable water demand, which for Colonial Downs would require storage of approximately 75,000 gallons. The fire flow demand for Colonial Downs, as determined by the Grandstand, is 2,200 gpm for 120 minutes, or 264,000 gallons. As requested by Colonial Downs, a standard sized 250,000 gallon storage tank will be provided to address its fire suppression water storage requirements.

Delmarva Properties, Inc. will construct a wastewater treatment system and turn it over to New Kent County to own and operate. In the initial phase of wastewater treatment, the race track will be the only user. Therefore, the initial phase of plant construction will be to construct one of the approved aerated lagoons, a chlorine disinfection system, and a pump station and force main to transfer the treated wastewater to the ponds in the interior of the race track for reuse as irrigation water. The single aerated lagoon will have the capacity to treat up to approximately 200,000 GPD to the current required treatment limits for reuse.

The existing VPDES permit must be amended to allow for the reuse of the treated wastewater at the race track. The amended permit will also include the requirements for the construction of the holding pond and the allowable application areas for the treated wastewater.

                               ROAD DESCRIPTIONS


Entrance Road: A four-lane divided road section with curb and gutter built to V.D.O.T. specifications for a design speed of 45 M.P.H.


Loop Road: A four-lane divided road section with curb and gutter built to V.D.O.T. specifications for a design speed of 45 M.P.H.


Maintenance Road: A two-lane road section with open drainage constructed to a mutually agreed upon level of service with a dust free travel surface.

                                    EXHIBIT H

                          WATER AND WASTEWATER ANALYSIS

                                    [OMITTED]

                                    EXHIBIT I

                            FORM OF DEED FOR PROPERTY

               [INCLUDED AS EXHIBIT 10.3 TO REGISRATION STATEMENT]

                                    EXHIBIT J

RESOLVED, That the Board of Directors of Chesapeake Forest Products Company ratifies and confirms the provisions of a Development Agreement dated as of October 16, 1996, by and between Colonial Downs, L.P. and Delmarva Properties, Inc, (the "Agreement"), to the extent that such Agreement provides for the Company to (a) execute and deliver the necessary applications and requests for all of the permits and approvals necessary to construct, use and maintain water and sanitary sewer lines as provided in the Agreement, (b) convey real estate designated in the Agreement as the Track Parcel, (c) convey all of the easements required to construct water and sanitary sewer lines and Roads (as designated in the Agreement) and to dedicate those portions of the Remaining Land (as designated in the Agreement) required by the County of New Kent and/or the Virginia Department of Transportation with respect to the Loop Road (as designated in the Agreement), and (d) to take any other action to be taken by the Company pursuant to the Agreement.


The undersigned, J.P. Causey Jr., Secretary of Chesapeake Forest Products Company, does hereby certify that the foregoing is a true and correct copy of a resolution adopted by unanimous consent of the Board of Directors of the Company as of October 16, 1996, and that such resolution has not been modified, and remains in full force and effect, as of this date.

WITNESS my hand and the seal of the Company this 23rd day of October, 1996.



                                                      --------------------------
                                                             Secretary


SEAL